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                                                                     Exhibit 4.6



     THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made as of June 27, 2006, by and among (i) Solarfun Power Holdings Co., Ltd., an exempted company incorporated and validly existing with limited liability under the laws of the Cayman Islands (the "COMPANY"), (ii) the existing shareholders of the Company as set forth in EXHIBIT A hereto (the "EXISTING SHAREHOLDERS"), (iii) Citigroup Venture Capital International Growth Partnership, L.P. and Citigroup Venture Capital International Co-Investment, L.P., each a limited partnership organized under the laws of the Cayman Islands (together, "CVCI"), (iv) Hony Capital II L.P., ("HONY") and LC Fund III L.P. ("LC"), each a limited partnership organized under the laws of the Cayman Islands (Hony and LC together, "LEGEND"), (v) Mohamed Nasser Haram, a Lebanese citizen (Passport No.: 2145190), (vi) Rasheed Yar Khan, an Indian citizen (Passport No.: Z1710012), (vii) Good Energies Investments Limited, a company organized under the laws of Jersey, ("GOOD ENERGIES", and together with CVCI, Legend, Mohamed Nasser Haram and Rasheed Yar Khan collectively the "INVESTORS" and individually an "INVESTOR"), and (viii) any other Persons who shall later become signatories to this Agreement (collectively with the Existing Shareholders and the Investors, the "SHAREHOLDERS").


                                    RECITALS

     A. The Company, Yonghua Solar Power Investment Holding Ltd., Yonghua Lu (CHINESE CHARACTERS) and the Investors have entered into a Series A Convertible Preference Shares Purchase Agreement, dated as of June 6, 2006 (the "PURCHASE AGREEMENT"), providing for the issuance and sale by the Company, and the purchase by the Investors, of Series A Convertible Preference Shares (the "PREFERRED SHARES") of the Company;

     B. The Company, the Existing Shareholders and the Investors have entered into a Shareholders Agreement, dated as of June 27, 2006 (the "SHAREHOLDERS AGREEMENT"), regarding the management of the Company, the transfer of the Shares of the Company and certain other rights and obligations of the parties thereof as set forth therein;

     C. In order to induce the Investors to purchase the Preferred Shares pursuant to the Purchase Agreement, this Agreement is entered into to set forth certain terms and conditions concerning the Investors' registration rights, as more precisely described herein; and

     D. It is a condition to the closing of the transactions contemplated under the Purchase Agreement (the "CLOSING") that the Parties shall have executed this Agreement.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties contained herein, the Parties agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following respective meanings:

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person (including any Subsidiary) and "AFFILIATES" shall have correlative meaning. For the purpose of this definition, the term "CONTROL" (including with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect

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     to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "AGREEMENT" has the meaning set forth in the preamble to this Agreement.

          "BLUE SKY" means the statutes of any state regulating the sale of corporate securities within that state.

          "BOARD" means the board of directors of the Company.

          "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized to be closed in either the PRC or the Hong Kong Special Administrative Region.

          "COMMISSION" means the United States Securities and Exchange
     Commission.

          "COMPANY" has the meaning set forth in the preamble to this Agreement.

          "DEMAND REGISTRATION" has the meaning set forth in Section 3.1 of this Agreement.

          "DAMAGES" has the meaning set forth in Section 8.1 of this Agreement.

          "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.

          "EXISTING SHAREHOLDERS" has the meaning set forth in the preamble to this Agreement.

          "FORM F-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

          "GOVERNMENTAL OR REGULATORY AUTHORITY" means any applicable State, federal provincial, county and local court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any jurisdiction in which a Person conducts business or operations.

          "HOLDER" means the Investors and any other holder of Registrable Securities (including any Permitted Transferees of any Investor) entitled to the rights, and bound by the obligations under this Agreement, in accordance with Section 6.1.

          "INITIAL PUBLIC OFFERING" means the first Public Offering of Equity Securities of a Person upon the consummation of which such securities are listed on an internationally recognized securities exchange.

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          "INITIATING HOLDER" has the meaning set forth in Section 3.1 of this
     Agreement.

          "INVESTOR" has the meaning set forth in the preamble to this Agreement.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "ORDINARY SHARES" means the ordinary share of the Company.

          "PARTIES" means collectively the Company, the Existing Shareholders, the Investors and any Person who becomes a party to this Agreement. Each of the Parties shall be referred to as a "PARTY".

          "PERSON" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "PRC" or "CHINA" means the People's Republic of China, but solely for the purposes of this Agreement excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and the island of Taiwan.

          "PREFERRED SHARES" has the meaning set forth in the recitals to this Agreement.

          "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary Prospectus, any free-writing Prospectus, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and by all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "PUBLIC OFFERING" means, in the case of an offering in the United States, an underwritten public offering of Equity Securities of a Person pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, and, in the case of an offering in any other jurisdiction, a widely distributed underwritten offering of Equity Securities of a Person in which both retail and institutional investors are eligible to buy in accordance with the securities laws of such jurisdiction.

          "PURCHASE AGREEMENT" has the meaning set forth in the recitals to this Agreement.

          "QUALIFYING IPO" means an Initial Public Offering of Ordinary Shares which satisfies the following requirements: (i) an underwritten Initial Public Offering on the main board of one or more of the following internationally recognized exchanges: the New York Stock Exchange, the NASDAQ National Market, the Hong Kong Stock Exchange, the Frankfurt Stock Exchange and the London Stock Exchange; (ii) the public float following such an offering shall equal or exceed 20% of the proposed market capitalization of the Company; (iii) Ordinary Shares of the Company shall be widely distributed and meet all requirements of the relevant exchanges; and (iv) the offering size of the Initial Public Offering is at least US$150 million.

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          "REGISTRATION" means a registration effected by preparing and filing a
     Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement, and the terms "REGISTER" and "REGISTERED" have meanings correlative with the foregoing.

          "REGISTRABLE SECURITIES" means (i) Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (ii) Ordinary Shares or any other securities of the Company issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Preferred Shares, and (iii) all other Ordinary Shares which may be from time to time acquired by a Holder after the date hereof.

          "REGISTRATION EXPENSES" means all expenses, other than underwriting discounts and commissions, incurred by the Company in complying with Sections 3 or 4 of this Agreement, including, without limitation, all Registration, qualification, and filing fees, printing expenses, fees and disbursements of counsels for the Company, reasonable fees and disbursements of one special counsel for all Holders (if different from counsels to the Company), Blue Sky fees and expenses, and the expense of any special audits incident to or required by any Registration.

          "REGISTRATION STATEMENT" means a registration statement prepared on Forms S-1, S-2, S-3, F-1, F-2 or F-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

          "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.

          "SELLING EXPENSES" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

          "SHAREHOLDERS" has the meaning set forth in the preamble to this Agreement.

          "SHAREHOLDERS AGREEMENT" the meaning set forth in the recitals to this Agreement

          "SHARES" means the Ordinary Shares and the Preferred Shares.

          "UNDERWRITERS' REPRESENTATIVE" has the meaning set forth in Section 3.5(b) of this Agreement.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Shareholders Agreement.

     2. REGISTRATION RIGHTS; APPLICABILITY OF RIGHTS. The Holders shall be entitled to the following rights with respect to any potential public offering of Ordinary Shares in the United States and shall be entitled to any analogous or equivalent rights with respect to any other offering of shares in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

     3. DEMAND REGISTRATION.

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          3.1. Request for Registration on Form Other Than Form F-3. On and
after the earlier of (i) the second anniversary of the date of this Agreement or
(ii) six (6) months after the Registration Statement with respect to the Company's Initial Public Offering filed by the Company becomes effective, if the Company receives from any of CVCI, Legend or Good Energies (such Holder or Holders referred to as the "INITIATING HOLDER") a request in writing that the Company effect any Registration with respect to the Registrable Securities held by such Initiating Holder then outstanding on a form other than Form F-3 (or any comparable form for a Registration for an offering in a jurisdiction other than the United States), including without limitation for the purposes of effecting an Initial Public Offering of securities of the Company, subject to the terms of this Agreement, the Company shall (i) within ten (10) days of receipt of such written request, give written notice of the proposed Registration to all other Holders, and (ii) as soon as practicable, use its best efforts to effect Registration of those Registrable Securities ("DEMAND REGISTRATION") which the Company has been so requested to Register, together with all other Registrable Securities which the Company has been requested to Register by holders thereof by written request given to the Company within twenty (20) days after receiving written notice from the Company, subject to limitations of this Section 3. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 3.1 (x) after the Company has effected three (3) Registrations pursuant to this Section 3.1 and such Registrations have been declared or ordered effective (and has not been subject to a "stop order" or otherwise withdrawn); (y) after the Company has effected one Registration pursuant to this Section 3.1 during any nine (9)-month period; or (z) if the Initiating Holder proposes to dispose of shares of Registrable Securities that may be immediately Registered on Form F-3 pursuant to a request made pursuant to
Section 3.2; provided that for purposes of Subsections (x) and (y) above a Registration effected for the purposes of an Initial Public Offering of securities of the Company pursuant to the Holders' demand registration rights hereunder shall not be counted as one Registration pursuant to this Section 3.1. The substantive provisions of Section 3.5 shall be applicable to the Registration initiated under this Section 3.1.

          3.2. Request for Registration on Form F-3. If any Holder requests in writing that the Company file a Registration Statement on Form F-3 (or any comparable form for a Registration in a jurisdiction other than the United States) for a public offering of shares of Registrable Securities, the reasonably anticipated aggregate price to the public of which would not be less than Two Hundred Thousand U.S. Dollars (US$200,000), and the Company is a registrant entitled to use Form F-3 (or any comparable form for a Registration for an offering in a jurisdiction other than the United States) to register the Registrable Securities, the Company shall (i) within ten (10) days of receipt of such written request, give written notice of the proposed Registration to all other Holders, and (ii) use its best efforts to cause those Registrable Securities which the Company has been so requested to be Registered, together with all other Registrable Securities which the Company has been requested to Register by holders thereof by written request given to the Company within twenty (20) days after written notice from the Company, for the offering on that form and to cause those Registrable Securities to be qualified in jurisdictions as the Holder or Holders may reasonably request, subject to limitations of this
Section 3. The substantive provisions of Section 3.5 shall be applicable to each Registration initiated under this Section 3.2.

          3.3. Right of Deferral. Notwithstanding the foregoing, the Company shall not be obligated to file a Registration Statement pursuant to this Section 3:

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          (a)  within one hundred eighty (180) days after the effective date of any Registration Statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); or

          (b) if the Company furnishes to those Holders a certificate signed by the chief executive officer or chairman of the board of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its shareholders for a Registration Statement to be filed in the near future, then the Company's obligation to use its best efforts to file a Registration Statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file the registration by that Holder; provided, that the Company shall not exercise the right to delay a request contained in this
               Section 3.3(b) more than once in any twelve (12)-month period, and provided further, that during such ninety (90)-day period, the Company shall not file a Registration Statement with respect to any public offering of securities of the Company.

          3.4. Registration of Other Securities in Demand Registration. Any Registration Statement filed pursuant to the request of the Holders under this
Section 3 may, subject to the provisions of Section 3.5, include securities of the Company other than Registrable Securities. If the Company, officers or directors of the Company holding securities other than the Registrable Securities, or holders of securities other than the Registrable Securities, request inclusion of other securities of the Company held thereby in the Registration, the Initiating Holders, to the extent they deem advisable, may, in their sole discretion, on behalf of all Holders, offer to any or all of the Company, those officers or directors, and the holders of securities other than the Registrable Securities, that their securities be included in the underwriting and may condition that offer on the acceptance by those Persons of the terms of this Section 3. If, however, the number of shares so included exceeds the number of shares of Registrable Securities included by all Holders, the Registration shall be treated as governed by Section 4 of this Agreement rather than this Section 3, and it shall not count as a Registration for purposes of this Section 3.

          3.5. Underwriting in Demand Registration.

          (a) Notice of Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3, and the Company shall include that information in the written notice referred to in Section 3.1 or 3.2 of this Agreement, as applicable. The right of any Holder to Registration pursuant to this Section 3 shall be conditioned upon such Holder's agreement to participate in the underwriting and the inclusion of that Holder's Registrable Securities in the underwriting to the extent provided herein.

          (b) Selection of underwriter in Demand Registration. The Company shall (together with all Holders proposing to distribute their securities through the underwriting) enter into an underwriting agreement in customary form with the underwriter or, if more than one, the lead underwriter acting as the representative of the underwriters (the "UNDERWRITERS' REPRESENTATIVE")

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               selected for the underwriting by the Holders of a majority of the
               Registrable Securities to be Registered in the proposed offering; provided that any such underwriting agreement shall not impair the indemnification rights of the Holders under Section 8.1; and provided further that the representations and warranties given by, and other agreement on the part of, the Company to and for the benefit of the underwriter(s) shall also be made to and for the benefit of the Holders, and provided further that the Company shall ensure that no underwriter(s) requires any Holder to make any representations or warranties to, or agreement with, any underwriter(s) in a Registration other than customary representations, warranties and agreements relating to such Holder's title to the Registrable Securities and authority to enter into the underwriting agreement and any other representation required by applicable law.

          (c) Marketing Limitation in Demand Registration. Notwithstanding any other provision of this Section 3, in the event the Underwriters' Representative advises the Company in writing that market factors (including, without limitation, the aggregate number of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such selling Holders (including the Initiating Holders) at the time of filing the Registration Statement, provided, however, that the number of shares of Registrable Securities to be included in any such underwriting held by Holders shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting. For purposes of the preceding sentence concerning apportionment, for any selling Holder of Registrable Securities that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals. In no event shall the number of the Registrable Securities included in any such underwriting be reduced to less than forty (40%) of the numbers of the Registrable Securities requested to be included. Any Registrable Securities or other securities excluded from the underwriting by reason of this Section 3.5(c) shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the foregoing, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

                                       7

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          (d)  Right of Withdrawal in Demand Registration. If any Holder of
               Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the Underwriters' Representative proposing to distribute their securities through the underwriting, delivered at least fifteen (15) days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

          3.6. Other Securities Laws in Demand Registration. In the event of any Registration pursuant to this Section 3, the Company shall exercise its best efforts to Register and qualify the securities covered by the Registration Statement under the securities laws of any other jurisdictions as shall be reasonably appropriate for the distribution of the securities, except for any particular jurisdiction (other than the United States or any jurisdiction on which the Registrable Securities are being proposed to be listed) in which the Company would be required solely as a result of such Registration to execute a general consent to service of process in effecting such Registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction.

     4. UNLIMITED PIGGYBACK REGISTRATION.

          4.1. Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, if the Company decides to Register any of its Ordinary Shares (either for its own account, for the account of a security holder or both), the Company shall (a) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify those securities under the applicable Blue Sky or other securities laws), and (b) include in that Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within twenty (20) days after delivery of the written notice from the Company.

          4.2. Underwriting in Piggyback Registration.

          (a) Notice of Underwriting in Piggyback Registration. If the Registration of which the Company gives notice is for a Registered Public Offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Section
               4.1. In this event, the right of any Holder to Registration shall be conditioned upon such Holder's agreement to participate in the underwriting and the inclusion of that Holder's Registrable Securities in the underwriting, to the extent provided in this
               Section 4. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through the underwriting) enter into an underwriting agreement in customary form with the Underwriters' Representative for such offering; provided that any such underwriting agreement shall not impair the indemnification rights of the Holders under Section 8.1; and provided further that the representations and warranties given by, and other agreement on the part of, the Company to and for the benefit of the underwriter(s) shall also be made to and for the benefit of the Holders, and provided further that the Company shall ensure that no

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               underwriter(s) requires any Holder to make any representations or warranties to, or agreement with, any underwriter(s) in a Registration other than customary representations, warranties and agreements relating to such Holder's title to the Registrable Securities and authority to enter into the underwriting agreement.

          (b) Marketing Limitation in Piggyback Registration. In the event the Underwriters' Representative advises the Holders seeking Registration of Registrable Securities pursuant to this Section 4 in writing that market factors (including, without limitation, the aggregate number of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriters' Representative (subject to the allocation priority set forth in Section 4.2(c)) may:

               (i) in the case of a Registered Initial Public Offering, exclude some or all Registrable Securities from the Registration and underwriting; and

               (ii) in the case of any Registered Public Offering subsequent to the Initial Public Offering, limit the number of shares of Registrable Securities to be included in the Registration and underwriting, to not less than thirty (30%) of the securities included in the Registration.

          (c) Allocation of Shares in Piggyback Registration. In the event that the Underwriters' Representative limits the number of shares to be included in a Registration pursuant to Section 4.2(b), the number of Registrable Securities to be included in the Registration shall be allocated, FIRST, to the Company; SECOND, to all Holders requesting inclusion of their respective Registrable Securities in such Registration Statement on a pro rata basis based on the number of Registrable Securities held by all such selling Holders at the time of filing the Registration Statement; and THIRD, to any other shareholders of the Company requesting inclusion of their shares in the Registration, provided, however, that the number of Registrable Securities to be included in any such underwriting held by the Holders shall not be reduced unless all shares that are not Registrable Securities are first entirely excluded from the underwriting. For purposes of the preceding sentence concerning apportionment, for any selling Holder of Registrable Securities that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals. For any Registration subsequent to an Initial Public Offering, the number of shares that may be included in the Registration and underwriting under this Section 4.2(c) shall not be reduced to less than

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               thirty (30%) of the aggregate securities included in the
               Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 4.2(c) shall be included in the Registration Statement.

          (d) Withdrawal in Piggyback Registration. If any Holder disapproves of the terms of any underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the Underwriters' Representative delivered at least fifteen (15) days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

          (e) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under this Section 4 prior to the effectiveness of such Registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn Registration shall be borne by the Company in accordance with
               Section 5 hereof.

     5. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with each of the Registrations pursuant to Section 3.1 and unlimited Registrations pursuant to Sections 3.2 and 4, shall be borne by the Company. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of securities so Registered.

     6. ASSIGNABILITY OF REGISTRATION RIGHTS; TERMINATION OF REGISTRATION RIGHTS; LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS

          6.1. Assignability of Registration Rights. The rights to cause the Company to Register securities granted under Section 3 and 4 of this Agreement shall be assignable by an Investor to any Investor or any Permitted Transferee of such Investor in accordance with the terms of the Shareholders Agreement. No other party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the Company and the Investors.

          6.2. Termination of Registration Rights. The rights to cause the Company to Register securities granted under Sections 3 and 4 of this Agreement and to receive notices pursuant to Section 3 of this Agreement, shall terminate, with respect to each Holder, on the later of: (a) the date seven (7) years after the Closing, and (b) the date five (5) years after the closing of a Qualifying IPO.

          6.3. Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights.

     7. REGISTRATION PROCEDURES AND OBLIGATIONS. Whenever required under this Agreement to effect the Registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

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          (a)  (i) prepare and file a Registration Statement with the Commission which (x) shall be on Form F-1 or Form F-3 (or any successors to such forms), if available, (y) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof, and (z) shall comply as to form with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith and all other information reasonably requested by the Underwriters' Representative to be included therein, (ii) use its best efforts to cause such Registration Statement to become effective and remain effective for up to 120 days or, if earlier, until the Holder or Holders have completed the distribution thereto, (iii) use best efforts not to take any action that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities during the period that such Registration Statement is required to be effective and usable, and (iv) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (b) subject to Section 7(a), prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement, as may be necessary to keep such Registration Statement effective for the applicable period; cause each such Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof, as set forth in such registration statement;

          (c) furnish to each Holder for which the Registrable Securities are being registered and to each underwriter of an underwritten offering of the Registrable Securities, if any, without charge, as many copies of each Prospectus, including, without limitation, each preliminary Prospectus, each free-writing Prospectus and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the Prospectus, including, without limitation, each preliminary Prospectus and each free-writing Prospectus, by each Holder for which the Registrable Securities are being registered and each underwriter of an underwritten offering of the Registrable Securities, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or the preliminary Prospectus or the free-writing Prospectus, as applicable;

          (d) (i) use its best efforts to register or qualify the Registrable Securities, no later than the time the applicable Registration Statement is declared effective by the Commission, under all applicable state securities or Blue Sky laws of such jurisdictions as each underwriter, if any, or any Holder having Registrable Securities covered by a Registration Statement, shall reasonably request; (ii) use its best efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective; and
               (iii) do any and all other acts and things which may be necessary or advisable to enable each such underwriter, if any, and any such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities the registration of which such Holder is requesting; provided, however, that the Company shall not be obligated to qualify to do business or to a file a general consent to service of process in any such state or jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or the listing rules of the relevant stock exchange on which the Registrable Securities are being proposed to be listed;

          (e) notify each Holder for which the Registrable Securities are being registered promptly, and, if requested by such Holder, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a Registration Statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (f) furnish counsels for each such underwriter, if any, and for the Holders for which the Registrable Securities are being registered, copies of any request by the Commission or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

          (g) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

          (h) upon request, furnish to the Underwriters' Representative of a Public Offering of the Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each Holder for which the Registrable Securities are being registered, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (i) cooperate with the selling Holders of the Registrable Securities and the Underwriters' Representative of a Public Offering of the Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Holders or the Underwriters' Representative of a Public Offering of the Registrable Securities, if any, may reasonably request at least seven (7) days prior to any sale of the Registrable Securities;

          (j)  upon the occurrence of any event contemplated by paragraph
               (e)(iv) of this Section, use best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (k) enter into customary agreements (including, in the case of a Public Offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

               (i) make such representations and warranties to the selling Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

               (ii) obtain opinions of counsels to the Company and updates thereof (which counsels and opinions (in form, scope and substance) shall be reasonably satisfactory to the Underwriters' Representative, if any, and the majority Holders of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in similar underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

               (iii) obtain "comfort" letters and updates thereof from the
                     Company's independent certified public accountants addressed to the selling Holders of the Registrable Securities, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in "comfort" letters to underwriters in connection with firm commitment underwritten offerings;

               (iv) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the selling Holders providing for, among other things, the appointment of such representative as agent for the selling Holders for the purpose of soliciting purchases of the Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

               (v) deliver such customary documents and certificates as may be reasonably requested by the majority Holders of the Registrable Securities being sold or by the Underwriters' Representative, if any.

               The above shall be done (i) at the effectiveness of such Registration Statement (and each post-effective amendment thereto) in connection with any registration, and (ii) at each closing under any underwriting or similar agreement as and to the extent required thereunder;

          (l) make available for inspection by representatives of the selling Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Holders or underwriters, all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement;

          (m) (i) within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the selling Holders of the Registrable Securities and to counsel to such Holders and to the underwriter or underwriters of a Public Offering of the Registrable Securities, if any; fairly consider such reasonable changes in any such document prior to or after the filing thereof as the counsel to the Holders or the underwriter or the underwriters may request and not file any such document in a form to which the majority Holders of the Registrable Securities being registered or any underwriter shall reasonably object; and make such of the representatives of the Company as shall be reasonably requested by the Holders for which the Registrable Securities are being registered or any underwriter available for discussion of such document; (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus, provide copies of such document to counsel for the selling Holders; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Holders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

          (n) cause all Registrable Securities to be qualified for inclusion in or listed on The New York Stock Exchange or any securities exchange or the NASDAQ National Market on which securities of the same class issued by the Company are then so qualified or listed if so requested by the majority Holders of the Registrable Securities covered by a Registration Statement, or if so requested by the underwriter or underwriters of a Public Offering of the Registrable Securities, if any;

          (o) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (p) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter in an underwritten offering; and

          (q) use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with potential investors and taking such other actions as shall be requested by the majority Holders of the Registrable Securities covered by a Registration Statement or the lead managing underwriter of an underwritten offering.

          Each selling Holder of the Registrable Securities as to which any Registration is being effected pursuant to this Agreement agrees, as a condition to the Registration obligations with respect to such Holder provided herein, to furnish to the Company such information regarding such Holder required to be included in the Registration Statement, the ownership of the Registrable Securities by such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

     8. INDEMNIFICATION.

          8.1. Company's Indemnification of Holders. To the extent permitted by law, the Company shall indemnify each Holder, each of its officers, directors, partners, agents, legal counsel for the Holders, and each Person controlling that Holder within the meaning of the Securities Act, with respect to which Registration, qualification, or compliance of the Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each of its officers, directors, partners, agents and each Person who controls any underwriter within the meaning of the Securities Act against all claims, losses, damages, liabilities, or actions in respect thereof (collectively, "DAMAGES") to the extent the Damages arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus or other document incident to any Registration, qualification, or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary in order to make the statements made therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, or any violation by the Company (or alleged violation) of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Company and relating to action or inaction required of the Company in connection with any Registration, qualification, or compliance; and the Company shall reimburse each such Holder, each underwriter, each of their respective officers, directors, partners, agents, legal counsels, and each Person who controls any Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 8.1 shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any case to the extent that any Damages arise out of or are based upon any untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in that Registration Statement, prospectus, or other document in reliance upon and in conformity with written information furnished to the Company by a Holder or underwriter, if any, and stated to be specifically for use in connection with the offering of securities of the Company.

          8.2. Holder's Indemnification of Company. To the extent permitted by law, each Holder shall, if the Registrable Securities held by that Holder are included in the securities as to which Registration, qualification or, compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by the Registration Statement, each Person who controls the Company or underwriter within the meaning of the Securities Act, and each other Holder selling securities under such Registration, each of its such other Holder's, officers, directors, and constituent partners, and each Person controlling the other Holder, against all Damages arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in such Registration Statement, prospectus, or other document incident to any Registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary in order to make the statements made therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, or any violation (or alleged violation) by the Holder of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Holder and relating to action or inaction required of the Holder in connection with any Registration, qualification, or compliance, and shall reimburse the Company, those Holders, directors, officers, partners, Persons, law and accounting firms, underwriters or control Persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that the untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in that Registration Statement, prospectus, or other document in reliance upon and in conformity with written information furnished to the Company by that Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section 8.2 shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of that Holder (which consent shall not be unreasonably withheld) and provided, further, that each Holder's liability under this Section 7.2 shall not exceed the Holder's proceeds (less underwriting discounts and selling commissions) from the offering of securities made in connection with that Registration.

          8.3. Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof and generally summarize the action. The indemnifying party shall have the right to participate in and to assume the defense of that claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of the claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Shareholders in conducting the defense of the action, suit, or proceeding by reason of recognized claims for indemnity under this Section 8, then counsel for that party shall be entitled to conduct the defense to the extent reasonably determined by counsel to be necessary to protect the interests of that party. The failure to notify an indemnifying party promptly of the commencement of any action, if prejudicial to the ability of the indemnifying party to defend the action, shall relieve the indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 8, but the omission to notify the indemnifying party shall not relieve the party of any liability that the party may have to any indemnified party otherwise than under this Section 8.

          8.4. Contribution. If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Damages, then the indemnifying party, in lieu of indemnifying the indemnified party hereunder, shall contribute to the amount paid or payable by the indemnified party as a result of those Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in Damages as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying or the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the statement or omission.

          8.5. Conflicts. Notwithstanding the foregoing, to the extent that provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          8.6. Survival of Obligations. The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of the Registrable Securities in a Registration Statement under this Agreement or otherwise.

     9. LOCK-UP. Each Holder hereby agrees that, if requested by the Company and the Underwriters' Representative (if any) in connection with the Company's initial public offering, the Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company without the prior written consent of the Company and the Underwriters' Representative for such period of time (not to exceed 180 days) following the effective date of a Registration Statement of the Company filed under the Securities Act (or other applicable law in a jurisdiction other than the United States in which a Registration occurred) as may be requested by the Underwriters' Representative; provided, that, each Holder will agree to such lock-up period only if all executive officers and directors of the Company and all other holders of at least one percent (1%) of the Company's voting securities enter into similar agreements. For avoidance of doubt, no Existing Shareholder may sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any securities of the Company from the date of closing of a Qualifying IPO until twelve (12) months thereafter, unless otherwise approved by CVCI, Legend and Good Energies in writing. Notwithstanding anything herein to the contrary, the foregoing provision contained in this Section 9 shall not restrict Citigroup Inc. and its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its or its Affiliates' business, so long as such activities are not conducted in respect of the Registrable Securities (or by virtue of a short position undertaken to benefit from the cover of the Registrable Securities, or the issuance of a derivative security designed to benefit from the value of the Registrable Securities) of the Company directly owned by Citigroup Inc.

     10. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the public;

          (b) take all reasonable action, including the voluntary Registration of its Ordinary Shares under Section 7 of the Exchange Act, necessary to enable the Holders to utilize Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first Registration Statement filed by the Company), the Securities Act, and the Exchange Act (at any time after it has become subject to those reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and any other reports and documents filed by the Company; and (iii) any other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any securities without Registration or pursuant to that form; and

          (e) for a Registration in a jurisdiction other than the United States, take actions similar to those set forth in paragraphs
               (a), (b), (c) and (d) of this Section 10 with a view to making, available to Holders the benefits of the corresponding provision or provisions of that jurisdiction's securities laws.

     11. COMPLIANCE WITH SARBANES-OXLEY ACT. The Company covenants that it will fully comply with all the requirements of the United States Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations thereunder adopted from time to time by the Commission and any other applicable laws, in each case to the extent applicable to the Company.

     12. MISCELLANEOUS.

          12.1. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          12.2. Dispute Resolution Forum.

          (a) If there is any dispute, claim or controversy arising from, related to or in connection with this Agreement, or the breach, termination or invalidity hereof, the Parties shall first attempt to resolve such dispute, controversy or claim through friendly consultations. If the dispute, claim or controversy is not resolved through friendly consultations within thirty days after a Party has delivered a written notice to another Party requesting the commencement of consultation, then the dispute, claim or controversy shall be finally settled by arbitration conducted by the International Chamber of Commerce (the "ICC") in accordance with the Arbitration Rules of the ICC then in effect and as may be amended by the rest of this Section 12.2 (the "RULES"). There shall be three arbitrators of whom the Investors, on the other hand, and the Company and the Existing Shareholders, on the other hand, shall each nominate one (1) in accordance with the Rules. The two named arbitrators shall nominate the third arbitrator within thirty (30) days of the nomination of the second arbitrator. If any arbitrator has not been named within the time limits specified in the Rules, such appointment shall be made by the International Court of Arbitration of the ICC upon the written request of either Party within thirty days of such request. The arbitration shall be held and the award shall be rendered in Singapore. The arbitration proceeding shall be conducted and the award shall be rendered in the English language. Each Party shall cooperate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this Agreement.

          (b) The award shall be final and binding upon the Parties, and shall be the exclusive remedy between the Parties regarding any claims, counterclaims, issues, or accountings presented to the arbitral tribunal. To the fullest extent allowed by applicable Law, each Party hereby waives any right to appeal such award. Judgment upon the award may be entered in any court having jurisdiction thereof, and for purposes of enforcing any arbitral award made hereunder, each Party irrevocably submits to the jurisdiction of any court sitting where any of such Party's material assets may be found. Any arbitration proceedings, decisions or awards rendered hereunder shall be governed by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards of June 10, 1958, as amended, and the Parties agree that any award rendered hereunder shall not be deemed a domestic arbitration under the laws of any jurisdiction.

          (c) By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award.

          (d) The costs of the arbitration, as defined in the Rules, shall be allocated between the Parties by the arbitrators and shall be set forth in the arbitral award. Any amounts subject to the dispute, controversy or claim that are ultimately awarded to a Party under this Section 12.2 shall bear interest at the rate of six percent per annum from the earlier of (i) the date of the request for arbitration and (ii) the date such amount would have become due and owing but for the dispute, controversy or claim until the date the arbitral award is paid in full.

          12.3. Specific Performance. Each Party hereby acknowledges that the remedies at law of the other Parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any Party, without posting any bond, and in addition to all other remedies that may be available, shall be entitled in accordance with Section 12.2(c) to seek equitable relief in the form of specific performance, injunctions or any other equitable remedy.

          12.4. Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.

          12.5. Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

          12.6. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

          If to the Investors, to:

          Citigroup Venture Capital International Growth Partnership, L.P.

          c/o Citigroup Venture Capital International Asia Pacific Limited 26/F, Two Exchange Square
          Connaught Road, Central
          Hong Kong

          Facsimile No.: (852) 2868-6667
          Attn: Timothy Chang and Anthony Lam

          Citigroup Venture Capital International Co-Investment, L.P.

          c/o Citigroup Venture Capital International Asia Pacific Limited 26/F, Two Exchange Square
          Connaught Road, Central
          Hong Kong
          Facsimile No.: (852) 2868-6667
          Attn: Timothy Chang and Anthony Lam

          Hony Capital II L.P.

          7F, Tower A, Raycom Info Tech Park
          No. 2 Kexueyuan Nanlu
          Haidian District
          Beijing, PRC 100080
          Facsimile No.: +86 (10) 6250-9181
          Attn: Deng Xihong

          LC Fund III L.P.

          c/o Legend Capital Limited,
          10th Floor, Tower A,
          Raycom Info. Tech Center,
          No. 2 Ke Yue Yuan Nan Lu,
          Zhong Guan Cun Haidian District,
          Beijing 100080, China.
          Facsimile No.: +86 (10) 6250-9105
          Attn: Mr. Zhu Linan

          with a courtesy copy to:

          Milbank, Tweed, Hadley & McCloy LLP
          3007 Alxandra House
          16 Chater Road
          Central, Hong Kong
          Facsimile No.: +852-2840-0792
          Attn: Edward Sun, Esq.

          If to Good Energies, to:

          Good Energies Investments Limited

          9 Hope Street, St. Helier
          Jersey, Channel Islands
          JE2 3NS
          Facsimile No.: 44 1534 754 510

          Attn: John Hammill

          with a courtesy copy to:

          Linklaters
          Unit 29
          Level 25 China World Tower 1
          No. 1 Jian Guo Men Wai Avenue
          Beijing, PRC
          Facsimile No.: +86 (10) 6505-8582
          Attn: Paul Chow and Mathew Lewis

          If to the Existing Shareholders, to:

          Yonghua Solar Power Investment Holding Ltd.

          No. 666 Linyang Road
          Qidong City, Jiangsu Province
          PRC
          Facsimile No.: +86 (531) 8311-0557
          Attn: Yonghua Lu (CHINESE CHARACTERS)

          WHF Investment Co., Ltd

          No. 666 Linyang Road
          Qidong City, Jiangsu Province
          PRC
          Facsimile No.: +86 (531) 8311-0557
          Attn: Hanfei Wang (CHINESE CHARACTERS)

          Yongqiang Solar Power Investment Holding Ltd.

          No. 666 Linyang Road
          Qidong City, Jiangsu Province
          PRC
          Facsimile No.: +86 (21) 6309-0999
          Attn: Rongqiang Cui (CHINESE CHARACTERS)

          Yongliang Solar Power Investment Holding Ltd.

          No. 666 Linyang Road
          Qidong City, Jiangsu Province
          PRC
          Facsimile No.: +86 (21) 6309-0999
          Attn: Yongliang Gu (CHINESE CHARACTERS)

          Yongfa Solar Power Investment Holding Ltd.

          No. 666 Linyang Road
          Qidong City, Jiangsu Province
          PRC
          Facsimile No.: +86 (531) 8311-0557
          Attn: Haijuan Yu (CHINESE CHARACTERS)

          Yongxing Solar Power Investment Holding Ltd.

          No. 666 Linyang Road
          Qidong City, Jiangsu Province
          PRC
          Facsimile No.: +86 (531) 8311-0557
          Attn: Xingxue Tong (CHINESE CHARACTERS)

          Yongguan Solar Power Investment Holding Ltd.

          No. 666 Linyang Road
          Qidong City, Jiangsu Province
          PRC
          Facsimile No.: +86 (531) 8311-0557
          Attn: Yuting Wang (CHINESE CHARACTERS)

          Forever-Brightness Investments Limited

          No. 666 Linyang Road
          Qidong City, Jiangsu Province
          PRC
          Facsimile No.: +86 (21) 6309-0999
          Attn: Min Cao (CHINESE CHARACTERS)

          If to the Company, to:

          Solarfun Power Holdings Co., Ltd.

          No. 666 Linyang Road
          Qidong City, Jiangsu Province
          PRC
          Facsimile No.: +86 (21) 6309-0999
          Attn: Mr. Cao Min (CHINESE CHARACTERS)

          with a courtesy copy to:

          Shearman & Sterling LLP

          2318 China World Tower 1
          No. 1 Jian Guo Men Wai Avenue
          Beijing, PRC 100004
          Facsimile No.: +86 (10) 6505-1818

          Attn: Alan Seem, Esq.

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon on the date of transmission with receipt of a transmittal confirmation, and (c) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

          12.7. Amendment of Agreement. Any provision of this Agreement may be amended only by a written instrument signed by the Company and by persons holding not less than 75% of the Registrable Securities (calculated on an as-converted basis).

          12.8. Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          12.9. Entire Agreement; Successors and Assigns. This Agreement constitutes the entire contract among the Company and the Shareholders relative to the subject matter of this Agreement. Any previous agreement, whether written or oral, between the Company and any Shareholder concerning the subject matter of this agreement or registration rights is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successor, and permitted assigns of the parties.

                      [Signatures follow on the next page.]

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the day and year first above written.



                                       EXISTING SHAREHOLDERS:

                                       YONGHUA SOLAR POWER INVESTMENT
                                       HOLDING LTD.



                                       By: /s/: Yonghua Lu
                                           -------------------------------------
                                       Name:  Yonghua Lu (CHINESE CHARACTERS)
                                       Title: Director



                                       WHF INVESTMENT CO., LTD.



                                       By: /s/: YONGQIANG SOLAR POWER INVESTMENT
                                                HOLDING LTD.
                                           -------------------------------------
                                       Name:  Hanfei Wang (CHINESE CHARACTERS)
                                       Title: Director



                                       YONGQIANG SOLAR POWER INVESTMENT
                                       HOLDING LTD.



                                       By: /s/: Rongqiang Cui
                                           -------------------------------------
                                       Name:  Rongqiang Cui (CHINESE CHARACTERS)
                                       Title: Director



                                       YONGLIANG SOLAR POWER INVESTMENT
                                       HOLDING LTD.



                                       By: /s/: Yongliang Gu
                                           -------------------------------------
                                       Name:  Yongliang Gu (CHINESE CHARACTERS)
                                       Title: Director



              Signature Pages to the Registration Rights Agreement

                                       YONGFA SOLAR POWER INVESTMENT
                                       HOLDING LTD.



                                       By: /s/: Haijuan Yu
                                           -------------------------------------
                                       Name:  Haijuan Yu (CHINESE CHARACTERS)
                                       Title: Director



                                       YONGXING SOLAR POWER INVESTMENT
                                       HOLDING LTD.



                                       By: /s/: Xingxue Tong
                                           -------------------------------------
                                       Name:  Xingxue Tong (CHINESE CHARACTERS)
                                       Title: Director



                                       YONGGUAN SOLAR POWER INVESTMENT
                                       HOLDING LTD.



                                       By: /s/: Yuting Wang
                                           -------------------------------------
                                       Name:  Yuting Wang (CHINESE CHARACTERS)
                                       Title: Director



                                       FOREVER-BRIGHTNESS INVESTMENTS
                                       LIMITED



                                       By: /s/: Min Cao
                                           -------------------------------------
                                       Name:  Min Cao (CHINESE CHARACTERS)
                                       Title: Director



              Signature Pages to the Registration Rights Agreement

                                       INVESTORS:

                                       CITIGROUP VENTURE CAPITAL
                                       INTERNATIONAL GROWTH PARTNERSHIP,
                                       L.P.

                                       By: CITIGROUP VENTURE CAPITAL
                                           INTERNATIONAL PARTNERSHIP G.P.
                                           LIMITED, as General Partner



                                       By: /s/: Michael Robinson
                                           -------------------------------------
                                       Name:  Michael Robinson
                                       Title: Director



                                       CITIGROUP VENTURE CAPITAL
                                       INTERNATIONAL CO-INVESTMENT, L.P.

                                       By: CITIGROUP VENTURE CAPITAL
                                           INTERNATIONAL PARTNERSHIP G.P.
                                           LIMITED, as General Partner



                                       By: /s/: Michael Robinson
                                           -------------------------------------
                                       Name:  Michael Robinson
                                       Title: Director



                                       HONY CAPITAL II, L.P.



                                       By: /s/ Xihong Deng
                                           -------------------------------------
                                       Name:
                                       Title:



                                       LC FUND III, L.P.



                                       By: /s/ Linan Zhu
                                           -------------------------------------
                                       Name:
                                       Title:



              Signature Pages to the Registration Rights Agreement

                                       MOHAMED NASSER HARAM



                                       By: /s/ Mohamed Nasser Haram
                                           -------------------------------------



                                       RASHEED YAR KHAN



                                       By: /s/ Rasheed Yar Khan
                                           -------------------------------------



                                       GOOD ENERGIES INVESTMENTS LIMITED



                                       By: /s/ John Hammill
                                           -------------------------------------
                                       Name:
                                       Title: Director



                                       By: /s/ Paul Bradshaw
                                           -------------------------------------
                                       Name:
                                       Title: Director



                                       THE COMPANY:

                                       SOLARFUN POWER HOLDINGS CO., LTD.



                                       By: /s/ Yonghua Lu
                                           -------------------------------------
                                       Name:
                                       Title:



              Signature Pages to the Registration Rights Agreement

                                                                  EXECUTION COPY




                        SOLARFUN POWER HOLDINGS CO., LTD.

                          REGISTRATION RIGHTS AGREEMENT






                                  JUNE 27, 2006